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                               CERTIFICATE OF MERGER OF
                          QAD INC., A CALIFORNIA CORPORATION
                                         INTO
                           QAD INC., A DELAWARE CORPORATION
                          (UNDER SECTION 252 OF THE GENERAL
                      CORPORATION LAW OF THE STATE OF DELAWARE)

         QAD Inc., a Delaware corporation, hereby certifies that:

         (1) The name and state of incorporation of each of the constituent corporations are:

              (a)  QAD Inc., a California corporation ("QAD-California"); and

              (b)  QAD Inc., a Delaware corporation ("QAD-Delaware").

         (2) An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by QAD-California and by QAD-Delaware in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

         (3) The name of the surviving corporation is QAD Inc., a Delaware corporation.

         (4) The certificate of incorporation of QAD-Delaware shall be the certificate of incorporation of the surviving corporation.

         (5) The surviving corporation is a corporation of the State of Delaware.

         (6) The executed Agreement and Plan of Merger is on file at the principal place of business of QAD-Delaware at 6450 Via Real, Carpinteria, California 93013.

         (7) A copy of the Agreement and Plan of Merger will be furnished by QAD-Delaware, on request and without cost, to any stockholder of QAD-California or QAD-Delaware.

         (8) The authorized capital stock of QAD-California, as of the date hereof, consists of 155,000,000 shares consisting of 149,000,000 shares of Class A Common Stock, no par value per share, of which 22,524,234 shares are issued and outstanding; 1,000,000 shares of Class B Common Stock, no par value per share, of which four shares are issued and outstanding; and 5,000,000 shares of Preferred Stock, no par value per share, of which none are issued and outstanding.

         IN WITNESS WHEREOF, QAD-Delaware has caused this certificate to be signed by Pamela M. Lopker, in her capacity as its President, and attested by Karl F. Lopker, in his capacity as its Secretary, on the 8th day of July, 1997.

                                       QAD Inc., a Delaware corporation

                                       By:     /s/ Pamela M. Lopker
                                            ------------------------------
                                               Pamela M. Lopker
                                               President
ATTEST:

By:    /s/ Karl F. Lopker
    -------------------------
           Karl F. Lopker
           Secretary